PENUMBRA, INC.
AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
Unless otherwise defined herein, the terms defined in the Amended and Restated 2014 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Agreement (this “Agreement”).
I.NOTICE OF GRANT OF RESTRICTED STOCK
Name:
Address:

The undersigned Participant has been granted a Restricted Stock Award, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Total Number of Shares of:
Restricted Stock:
Vesting Schedule:
[Subject to any accelerated vesting provisions in the Plan, twenty-five percent (25%) of the Shares of Restricted Stock shall vest on each of the one (1) year, two (2) year, three (3) year and four (4) year anniversaries of the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date.]
Notwithstanding the foregoing, in the event of a Change in Control, and subject to Participant continuing to be a Service Provider through the date of such Change in Control, the Participant will fully vest in all of the Shares of Restricted Stock granted under this Agreement.
Any of the Shares of Restricted Stock granted under this Agreement which have not yet vested as of a given time are referred to herein as “Unvested Shares of Restricted Stock.” The Shares which have vested shall be delivered to Participant in accordance with the terms of this Agreement (see Section 2 of Part II of this Agreement).
II.    AGREEMENT
1.    Grant of Restricted Stock. The Company hereby grants to the person named in the Notice of Grant of Restricted Stock in Part I of this Agreement (“Participant”) under the Plan for services performed and to be performed by Participant for the Company and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, the number of Shares set forth in the Notice of Grant of Restricted Stock, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
2.    Book-Entry Registration of the Shares; Delivery of Shares.
(a)    The Company may at its election either (i) after the Date of Grant, issue a certificate representing the Shares of Restricted Stock subject to this Agreement and place a legend on and stop transfer notice describing the restrictions on and forfeitability of such Shares of Restricted Stock, in which case the Company may retain such certificates unless and until the Shares of Restricted Stock represented by such certificate have vested and may cancel such certificate if and to the extent that any Unvested Shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company, or (ii) not issue any certificate representing Shares of Restricted Stock subject to this Agreement and instead document Participant’s interest in Shares of Restricted Stock by registering the Shares of Restricted Stock with the Company’s transfer agent (or another custodian selected by the Company) in book entry form in Participant’s name with the applicable restrictions noted in the book-entry system, in which case no certificate(s) representing all or a part of the Shares will be issued unless and until the Shares become vested pursuant to the Vesting Schedule set forth in Part I of this Agreement.
(b)    If and when a Vesting Date occurs with respect to Unvested Shares of Restricted Stock or any Unvested Shares of Restricted Stock otherwise become vested in accordance with the Vesting Schedule or otherwise pursuant to this Agreement, provided the Unvested Shares of Restricted Stock have not been forfeited pursuant to Section 8, the Company or the Administrator will take all steps necessary to accomplish the transfer of vested Shares to Participant. The Company will determine the form of delivery (e.g., electronic entry evidencing such shares) and may deliver such Shares on Participant’s behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason. The Company may provide a reasonable delay in the issuance or delivery of vested Shares as it determines appropriate to address tax withholding (to the extent applicable) and other administrative matters.
3.    Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act of 1933, as amended (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act of 1933, as amended. The obligations described in this Section 3 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Restricted Stock Award or Shares acquired pursuant to the Restricted Stock Award shall be bound by this Section 3.
4.    Non-Transferability of Restricted Stock. This Restricted Stock Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
5.    Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price, if any, for the Shares and the Fair Market Value of the Shares as of each vesting date. Participant understands that Participant may elect to be taxed at the time the Shares are granted rather than when such Shares vest by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the IRS within thirty (30) days from the date of grant of the Restricted Stock Award. The form for making this election is attached as Exhibit A hereto.
PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE 83(b) ELECTION, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.
6.    Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the minimum amount required to be withheld for the payment of income, employment and other taxes which the Company determines must be withheld (the “Withholding Taxes”) with respect to the filing of an 83(b) Election, or, if an 83(b) Election is not filed or not timely filed, upon each vesting date, by, in the Administrator’s discretion: (i) withholding otherwise deliverable Shares having a Fair Market Value equal to the amount of such Withholding Taxes, (ii) withholding the amount of such Withholding Taxes from Participant’s paycheck(s), (iii) requiring Participant to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Withholding Taxes, or (iv) a combination of the foregoing. The Company shall not retain fractional Shares to satisfy any portion of the Withholding Taxes. Accordingly, if any withholding is done through the withholding of Shares, Participant shall pay to the Company an amount in cash sufficient to satisfy the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Participant, Participant agrees and acknowledges that Participant is giving the Company permission to withhold from Participant’s paycheck(s) an amount equal to the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time they are due.
7.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
8.    Forfeiture Upon Termination as a Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant of Restricted Stock, if Participant terminates service as a Service Provider for any or no reason prior to vesting, the then Unvested Shares of Restricted Stock awarded by this Agreement will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder.
9.    Restriction on Transfer. Except for any transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares shall have vested in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution. Any distribution or delivery to be made to Participant under this Agreement shall, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
10.    Right as a Stockholder. Subject to the terms hereof, Participant shall have all the rights of a shareholder with respect to such Shares that have not been forfeited during the Period of Restriction, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.

11.    Adjustments upon Certain Corporate Events. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the Shares shall be increased, reduced or otherwise changed, and by virtue of any such change Participant shall in his or her capacity as owner of the Unvested Shares of Restricted Stock that have been awarded to him or her be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities shall thereupon be considered to be “Unvested Shares of Restricted Stock” and shall be subject to all of the conditions and restrictions which were applicable to the Unvested Shares of Restricted Stock pursuant to this Agreement. If Participant receives rights or warrants with respect to any Unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be Unvested Shares of Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Unvested Shares of Restricted Stock pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.
12.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 1 Penumbra Place, 1351 Harbor Bay Parkway, Alameda, CA 94502, or at such other address as the Company may hereafter designate in writing.
13.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
14.    No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
15.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.
16.    Interpretation. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
17.    Additional Documents. Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
18.    Governing Law; Severability. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect.
19.    Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

[SIGNATURE PAGE FOLLOWS]

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT                    PENUMBRA, INC.

Signature        By

Print Name        Print Name

            Title

Residence Address

EXHIBIT A
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	SPOUSE:

ADDRESS:

TAXPAYER IDENTIFICATION NO.:	TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Penumbra, Inc. (the “Company”).

3.	The date on which the property was transferred is:___________________ ,______.

4.	The property is subject to the following restrictions:
The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is: $_________________.

6.	The amount (if any) paid for such property is: $_________________.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _____
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____
Spouse of Taxpayer

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